Exhibit 21.1
SUBSIDIARIES OF
REINSURANCE GROUP OF AMERICA, INCORPORATED
RGA International Corporation (Nova Scotia ULC)
RGA Life Reinsurance Company of Canada, Federal corporation
RGA Australian Holdings Pty, Limited, Australian corporation
RGA Reinsurance Company of Australia Limited, Australian corporation
RGA Holdings Limited, United Kingdom corporation
RGA UK Services Limited (formerly RGA Managing Agency Limited, United Kingdom corporation)
RGA Capital Limited, United Kingdom corporation
RGA Reinsurance (UK) Limited, United Kingdom corporation
RGA Services India Private Limited, Indian corporation
Reinsurance Company of Missouri, Incorporated, Missouri corporation
RGA Reinsurance Company, Missouri corporation
Parkway Reinsurance Company, Missouri corporation
Timberlake Financial, L.L.C., Delaware corporation
Timberlake Reinsurance Company II, South Carolina corporation
RGA Reinsurance Company (Barbados) Ltd., Barbados corporation
RGA Financial Group, L.L.C. — 55% owned by RGA Reinsurance Company (Barbados) Ltd. and 45%
owned by RGA Reinsurance Company
RGA Americas Reinsurance Company, Ltd., Barbados corporation
RGA Atlantic Reinsurance Company, Ltd., Barbados corporation
RGA Worldwide Reinsurance Company, Ltd., Barbados corporation
RGA Global Reinsurance Company, Ltd., Bermuda corporation
RGA South African Holdings (Pty) Limited, South African corporation
RGA Reinsurance Company of South Africa, Limited, South African corporation
RGA International Reinsurance Company, Ireland corporation
RGA Capital Trust I, Delaware statutory business trust
RGA Technology Partners, Inc., Missouri corporation
RGA International Services Pty, Ltd., Australian corporation
RGA International Division Sydney Office Pty. Ltd, Australian corporation
Manor Reinsurance, Ltd., Barbados corporation